Genasys Inc. Announces Richard Osgood III to Move to

Strategic Advisory Board

SAN DIEGO, CA – December 10, 2025 – Genasys Inc. (NASDAQ: GNSS), the global leader in Protective Communications, today announced that Richard Osgood III will move from the board of directors to the company’s Strategic Advisory Board following Genasys’ fiscal 2026 annual meeting of stockholders expected to be held in March. Mr. Osgood has served on the board since July 2013 and as chairman since November 2021.

Richard Danforth, Chief Executive Officer of Genasys Inc., stated, “On behalf of Genasys and the board, we express our sincere gratitude to Rick for his distinguished service. His dedicated leadership, strategic insights, and global business perspective have been tremendous assets to the board and the company. For more than 12 years, he has championed our efforts to build a full suite of lifesaving Protective Communication solutions. We appreciate Rick’s willingness to continue serving in his role until our next annual meeting and joining our Strategic Advisory Board.”

Mr. Osgood served as Head of Equity Capital Markets for Wedbush Securities until his retirement in 2012. He joined Wedbush Securities when it acquired Pacific Growth Equities, which Mr. Osgood founded in 1991. Prior to founding Pacific Growth Equities, Mr. Osgood was the Head of Capital Markets, Sales and Trading at Volpe, Welty and Company, a company he co-founded in 1986.

“It has been an honor to serve on the board and work with Richard and fellow board members on building Genasys into the full-featured Protective Communications leader. “I’m proud of what we’ve accomplished and look forward to serving on Genasys’ Strategic Advisory Board,” Mr. Osgood concluded.

About Genasys Inc.

Genasys Inc. (NASDAQ: GNSS) is the global leader in Protective Communications. Incorporating the most comprehensive portfolio of preparedness, response, and analytics software and hardware systems, including the Company’s Long Range Acoustic Device® (LRAD®), the Genasys Protect® platform is designed around one premise: ensuring organizations and public safety agencies are Ready when it matters®. Protecting people and saving lives for over 40 years, Genasys covers more than 155 million people in all 50 states and in over 100 countries worldwide. For more information, visit genasys.com.

Forward-Looking Statements

Except for historical information contained herein, the matters discussed are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. You should not place undue reliance on these statements. We base these statements on particular assumptions that we have made in light of our industry experience, the stage of product and market development as well as our perception of historical trends, current market conditions, current economic data, expected future developments and other factors that we believe are appropriate under the circumstances. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those suggested in any forward-looking statement. The risks and uncertainties in these forward-looking statements include without limitation the business impact of geopolitical conflicts and other causes that may affect our supply chain, and other risks and uncertainties, including the historical inconsistency of previous hardware orders, many of which involve factors or circumstances that are beyond the Company’s control. Risks and uncertainties are identified and discussed in our filings with the Securities and Exchange Commission. These forward-looking statements are based on information and management’s expectations as of the date hereof. Future results may differ materially from our current expectations. For more information regarding other potential risks and uncertainties, see the “Risk Factors” section of the Company’s Form 10-K for the fiscal year ended September 30, 2024 and 10-Q for the fiscal quarter ended June 30, 2025. Genasys Inc. disclaims any intent or obligation to publicly update or revise forward-looking statements, except as otherwise specifically stated.

Investor Relations Contact

Scott Liolios and Clay Liolios
Gateway Group, Inc.
(949) 574-3860
GNSS@gateway-grp.com